Calculation of Filing Fee Tables
S-3
Oruka Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 365,029,333.98	0.0001381	$ 50,410.55
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-290718	11/03/2025	$ 0.00
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value per share	415(a)(6)						S-3	333-290718	11/03/2025	$ 0.00
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-290718	11/03/2025	$ 0.00
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-290718	11/03/2025	$ 0.00
Carry Forward Securities	2	Other	Unallocated (Universal) Shelf	415(a)(6)			$ 335,320,666.02			S-3	333-290718	11/03/2025	$ 46,307.78
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-294852	04/10/2026	$ 0.00
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value per share	415(a)(6)						S-3	333-294852	04/10/2026	$ 0.00
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-294852	04/10/2026	$ 0.00
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-294852	04/10/2026	$ 0.00
Carry Forward Securities	3	Other	Unallocated (Universal) Shell	415(a)(6)			$ 299,650,000.00			S-3	333-294852	04/10/2026	$ 41,381.67
			Total Offering Amounts:				$ 1,000,000,000.00		$ 50,410.55
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 50,410.55
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of depositary shares and such indeterminate number of warrants to purchase preferred stock or common stock as shall have an aggregate initial offering price not to exceed $1,000,000,000. The securities registered also include such indeterminate number of shares of preferred stock and common stock as may be issued upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the ''Act''), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by Oruka Therapeutics, Inc. or the Registrant, in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include (i) $335,320,666.02 of unsold securities (the "2025 Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-290718), which became effective pursuant to Section 8(a) under the Act on November 3, 2025 (the "2025 Registration Statement") and (ii) $299,650,000.00 of unsold securities (the "2026 Unsold Securities", and together with the 2025 Unsold Securities, the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-294852), which was declared effective on April 10, 2026 (the "2026 Registration Statement", and together with the 2025 Registration Statement, the "Prior Registration Statements"). The filing fees associated with the offerings of the Unsold Securities are hereby carried forward to be applied to the Unsold Securities registered hereunder. The registrant is also registering new securities under this registration statement with an aggregate initial offering price of $365,029,333.98 (the "New Securities"), which aggregate offering price is not specified as to each class of securities. A filing fee of $50,410.55 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statements, the registrant will identify in a pre-effective amendment to this registration statement the updated dollar amount of Unsold Securities from the Prior Registration Statements to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offerings of the Unsold Securities under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

[3]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date